Exhibit 10.8

RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT is made and entered into as of the 31st day of March 2020, by and among All West Bancorp, a Utah corporation (“Bancorp”) and the Members of Business Funding Group, LLC, a Connecticut limited liability company (the “Company”) other than Bancorp (each individually, a “Member,” and collectively, the “Members”). The Members, the Company and Bancorp are sometimes individually referred to hereafter as a “party” and collectively as the “parties.”

RECITALS

A.           The Company is engaged in the business of soliciting, sourcing and packaging loans including, but not limited to, Small Business Administration (“SBA”) loans to be funded by financial institutions and other SBA lenders (the “Business”).

B.           Several years ago, Bancorp’s wholly-owned bank (the “Bank”) determined that it needed to diversify its business and expand into new banking lines and entered into an agreement with the Company as a third-party marketer that enabled the Bank to develop internal SBA lending expertise.

C.             Bancorp recently acquired a 10% equity ownership interest in the Company.

D.             All of the currently issued and outstanding membership interest units of the

Company (the “Units”) are owned by the Members and Bancorp.

E.             Bancorp desires to obtain a right of refusal and a separate option to acquire all Units of the Company not owned by Bancorp on the terms and subject to the conditions of this Agreement.

F.              The Members are willing to grant Bancorp a right of first refusal and option to purchase the Units on the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals listed above and the terms and mutual covenants set forth below, and other good and valuable consideration, including without limitation the issuance of warrants on the date hereof to the Members to acquire shares of Bancorp common stock, the parties hereby agree as follows:

1.            Right of First Refusal.  Subject to the terms and conditions of the Amended and Restated Operating Agreement of the Company (the “Company Operating Agreement”), any Member shall be permitted to sell all or any portion of the Units owned by such Member, to any person other than Bancorp upon the conditions set forth below. Notwithstanding any terms and conditions of the Company Operating Agreement, each member shall have the right to sell all or any portion of the Units owned by such Member to Bancorp in accordance with the terms and conditions hereof and without offering such Units to the Company or any other Member of the Company.

1.1.          Notice. If at any time either any Member desires to or is required to sell all or a portion of such Member’s Units in the Company (hereafter the “Selling Member”), Bancorp shall have the right, but not the obligation, to purchase the Units being sold by such Selling Member. If the Selling Member has received a bona fide written offer to purchase any or all of such Member’s Units (the “Subject Units”) that such Member desires to accept, then such Selling Member shall deliver to Bancorp and the Company written notice of such offer (the “Offer Notice”) specifying the person to whom the Selling Member desires to transfer the Subject Units and the price and other terms and conditions contained in such offer. If the Selling Member is being required to sell such Member’s Units pursuant to the terms of the Company’s Operating Agreement, then the Company and/or any other Member of the Company shall also give notice of such obligation to Bancorp.

1.2.          Bancorp’s Right to Purchase. Bancorp shall have the right, but not the obligation, for a period of thirty (30) days (the “Bancorp Option Period”) after the date of receipt of the Offer Notice to elect to purchase some or all the Subject Units. In the event Bancorp desires to purchase any of the Subject Units, Bancorp shall deliver to the Selling Member, with a copy to the Company, within the Bancorp Option Period, written notice of election to exercise Bancorp’s right of first refusal specifying the number of Subject Units Bancorp desires to purchase. Notwithstanding any provision in the Company’s Operating Agreement to the contrary, if Bancorp desires during the Bancorp Option Period to purchase any of the Subject Units then Bancorp shall have the right to do so and Bancorp shall have priority over the Company or any other Member having the right to purchase any of the Subject Units pursuant to the Company’s Operating Agreement.

1.3.          Selling Member’s Right to Sell. If Bancorp fails to exercise its right of first refusal in a timely manner to purchase all of the Subject Units, the Selling Member shall thereafter have the right, or be required to, sell, as the case may be, the Subject Units provided that (a) any such sale must be completed in accordance with the terms and conditions of the Company Operating Agreement, and (b) any transferee, who is not already a member must agree to be bound by all of the terms and provisions of the Company Operating Agreement and this Agreement.

2.            Option to Purchase. In addition to the Right of First Refusal set forth in Section 1 above, the Members individually and jointly hereby grant to Bancorp an option (the “Option”) to purchase all, but not less than all, of the Units then owned by the Members, in the aggregate (the Members’ Units”), as set forth in this Section 2.

2.1.           Purchase Price and Terms. The purchase price for the Members’ Units (the “Purchase Price”), if Bancorp exercises the Option, shall be determined as of the date Bancorp gives written notice of its exercise of the Option and shall be an amount equal to the Earnings Multiple as calculated in accordance with this Section 2.1; provided, however, the Earnings Multiple shall be determined within thirty (30) days after a request by Bancorp to determine such multiple and in all events such multiple may, in the Bancorp’s sole discretion, be determined prior to exercise of the Option. A request to determine the Earnings Multiple shall not obligate the Bancorp to exercise the Option. For the purposes of this Agreement, “Earnings Multiple” shall be determined by (a) agreement of the parties, or (b) an independent appraisal (the “Appraisal”) prepared by an MAI-certified appraiser mutually agreed upon by the parties; provided, however that the amount of the Earnings Multiple shall not be less than ten (10) times net profit, nor greater than fifteen (15) times net profit of the Company for the fiscal year ended immediately prior to Bancorp’s exercise of its Option, determined in accordance with generally accepted accounting principles, consistently applied with prior periods. The parties agree that the foregoing floor and cap shall not be disclosed to the Appraiser.

2.2.           Option Period. The period of time during which Bancorp may exercise the Option shall commence on January 1, 2021 and shall terminate on January 1, 2028 (the “Option Period”). Bancorp shall have the right to exercise the Option at any time during the Option Period by delivering to the Company written notice of Bancorp’s intent to exercise the Option (an “Option Notice”). The Company shall be responsible for notifying each member of the Bancorp’s exercise of the Option.

2.3.          Title. If Bancorp exercises the Option, the Members will transfer the Units to Bancorp at the Closing (as hereinafter defined) with good and marketable title, free and clear of all encumbrances. Bancorp shall have until Closing to perform its due diligence with respect to the Company.

2.4.          Due Diligence. Bancorp shall have ninety (90) days from the date of delivery of the Option Notice (the “Pre-Closing Period”) in which to perform all reasonable and customary due diligence as Bancorp may choose to do, in Bancorp’s sole discretion and at Bancorp’s sole expense. During the Pre-Closing Period, Bancorp will have the right to conduct any investigations that it deems advisable with respect to the Company (including, but not limited to a review or audit of any or all loan files). The Company will cooperate with Bancorp’s due diligence investigation. At Bancorp’s request, the Company will provide updates on material changes and developments affecting the Company during the Pre-Closing Period. Bancorp may terminate its right to purchase the Members’ Units at any time during the Pre-Closing Period in its sole discretion by delivery of a written notice to the Company and each Member selling Units of such termination (a “Option Termination Notice”). Commencing with the year-ended December 31, 2020 and for the duration of the Option Period, the Company shall cause its annual financial statements to be audited by a certified public accounting firm selected by the Company, at the Company’s sole cost and expense.

2.5.          Closing. In the event the Option is exercised by delivery of an Option Notice and not timely terminated by delivery of an Option Termination Notice, a closing (the “Closing”) shall occur at a mutually agreeable time by electronic delivery of documents and overnight delivery of original documents on or before the later of: (i) one hundred twenty (120) days from the date of delivery of the Option Notice and (ii) thirty (30) days following approval of the transaction by federal and state regulators, as applicable (the “Closing Date”).

2.6.          Form of Payment. At Closing, Bancorp shall pay each Member the Purchase Price for its respective Members’ Units, in its sole discretion, in either cash, by wire transfer to the account specified by such Member, or shares of Bancorp’s common stock (“Bancorp Shares”), or a combination of cash and Bancorp Shares; provided however that if Bancorp determines to deliver Bancorp Shares in satisfaction of all or a part of the Purchase Price, and in the opinion of tax counsel to the Members the exchange will not (under U.S. law) constitute a tax free reorganization or otherwise a transaction in which the Member’s tax on the receipt of the Bancorp Shares will be deferred until the sale thereof, then the Purchase Price must include, at a minimum, the lesser of (i) a percentage of cash as will represent the highest combined tax rate (state, federal and any other taxes applicable) applicable to the transaction for each Member, or (ii) 40% of the Purchase Price.

2.7.          Documentation. Each Selling Member shall execute a definitive purchase agreement and ancillary documents thereto for the transaction which will include customary representations and warranties with respect to each Member’s ownership of the Members’ Units such Member is selling to Bancorp.

3.          Representations and Warranties of Members. Each Member, severally and not jointly, as of the Effective Date, and again at the Closing Date, certify, represent, and warrant to Bancorp that:

3.1.           Authority and/or Capacity. If Member is an entity, it is duly formed, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Agreement and all documents, instruments and agreements contemplated by this Agreement, and to carry out the transactions contemplated hereby and thereby; and this Agreement has been executed, and such other documents, instruments and agreements have been or will be executed, by a duly authorized representative of such Member.

3.2.           Binding  Option. Upon the Member’s complete execution of this Agreement, this Agreement shall be binding and enforceable against the Member in accordance with its terms.

3.3.           Good and Marketable Title. Member has good and marketable record title and ownership of the Units and the Units are not subject to any monetary liens or judgments.

4.          Representations and Warranties of Bancorp. Bancorp, as of the Effective Date, and again at the Closing Date, certify, represent, and warrant to each Member selling Units to the Company severally that the Bancorp is duly formed, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Agreement and all documents, instruments and agreements contemplated by this Agreement, and to carry out the transactions contemplated hereby and thereby; and this Agreement has been executed, and such other documents, instruments and agreements have been or will be executed, by a duly authorized representative of Bancorp.

5.          Consideration. In consideration for the Right of First Refusal and the Option granted herein, Bancorp hereby grants to each Member a warrant in the form attached hereto as Exhibit A to purchase shares of Bancorp Common Stock in the amounts set forth on Schedule 1 attached hereto. The aggregate number of warrants granted hereunder shall be 45,000. The warrants shall be divided on a pro rata basis and issued to each Member (other than Bancorp) based on each Member’s pro-rata percentage ownership in the Company excluding, and without regard to, Bancorp’s ownership interest in the Company.

6.            Non-Competition Agreements. Upon purchase of a Member’s shares by Bancorp pursuant to this Agreement, such Member (or its ultimate owners or beneficiaries if the Member is an entity or trust) shall enter into a customary non-competition and non-solicitation agreement whereby such Member will agree not to compete, directly or indirectly, with the Company, Bancorp or FinWise Bank or any of their affiliates or subsidiaries in the business then conducted by the Company or FinWise Bank’s SBA loan business anywhere in the United States for a period of five (5) years from the date of the Closing and agree not to solicit the Company’s, Bancorp’s or Bancorp’s subsidiaries, employees, representatives or customers.

7.            Miscellaneous.

7.1.          Adjustment of Purchase Price in Event of Bankruptcy. If any Units are being purchased under this Agreement due to the Bankruptcy of a Member, and the Bankruptcy Court presiding over such Bankruptcy determines that the price established by this Agreement would work as forfeiture and that this Agreement would therefore be unenforceable, then the purchase price for such Units shall be adjusted as determined by such court in order to avoid such forfeiture and the remaining terms of this Agreement shall continue to be enforceable.

7.2.           Governing Law. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the State of New York, without reference to principles governing choice or conflicts of laws.

7.3.           Captions. The captions used in this Agreement are for ease of reference only and shall not define or limit the provisions hereof.

7.4.           Counterparts. The parties may execute this Agreement in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

7.5.          Attorneys’ Fees. In the event of a dispute between or among any of the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to recover such Party’s costs from the non-prevailing Party or Parties, including without limitation court costs and reasonable attorneys’ fees.

8.            Notices. Any notice permitted or required to be given hereunder may be given personally, by overnight mail, regular US mail, email or by certified mail at the election of the party giving notice. Notice given by mail shall be deemed given on the date postmarked and addressed as follows:

TO COMPANY:	Jarret Prussin
Business Funding Group, LLC
3 Harbor View Ave
Norwalk, CT 06854

TO ANY MEMBER:	Steve Rabinovici
Business Funding Group, LLC
3 Harbor View Ave
Norwalk, CT 06854

TO BANCORP:	All West Bancorp
756 Winchester, 1st Floor
Murray, UT 84107

The foregoing addresses may be changed at any time by written notice to the other parties.

 9.           Further Actions. Each party to this Agreement agrees to execute and deliver all such documents and perform all such further acts as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

10.        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between or among the parties relating to the subject matter of this Agreement.

11.          Amendment and Termination. The Parties may not amend, modify or terminate this Agreement except by a written agreement signed by each of the parties to this Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF the parties have executed this Agreement in counterparts to be effectives as of the date hereinabove first written.

COMPANY:		BANCORP:

Business Funding Group, LLC		ALL West Bancorp, Inc.

By:	/s/ Steven Rabinovici	By:	/s/ Kent Landvatter
	Name/Title:		Kent Landvatter, President
Steven Rabinovici , Chairman

[Members on Next Page]

MEMBERS:

/s/ Yaakov Markowitz	/s/ John Sikura
Yaakov Markowitz	John Sikura

/s/ Scott Caruthers	/s/ Alan Smith
Scott Caruthers	Alan Smith

Rabinovici Family, LLC		JBNA, LLC

By:	/s/ Steven Rabinovici	By:	/s/ Jim Giordano
Name:	Steven Rabinovici	Name:	Jim Giordano
Title:	Chairman	Title:	CEO
Address:	48 Country Dr Plainview, NY	Address:	208 Harristowm Rd, Glen Rock, NJ

Menchem Wilenkin, LLC		Nyrmac , LLC

By:	/s/ Mendy Wilenkin	By:	/s/ Jarret Prussin
Name:	Mendy Wilenkin	Name:	Jarret Prussin
Title:	Partner	Title:	Partner
Address:	1441 President St Brooklyn, NY	Address:	17 Dexter Road Westport CT 06880

Tesla Trust		Aroma, LLC

By:	/s/ Lyndi Adler	By:	/s/ Alan Weichselbaum
Name:	Lyndi Adler	Name:	Alan Weichselbaum
Title:	Director	Title:	Member
Address:	27 Macqurate Pl, Sydney NSW 2000	Address:	50 Sealy Drive, Lawrence, NY 11559

OIC Nominees Limited

By:	/s/ Paul Brown
Name:	Paul Brown
Title:	Director
Address:	4 rue des acores, Monaco MC 98000

Schedule 1

Percent Interest without Bancorp

Name of Member	Allocation Percentage	Warrants
Rabinovici Family, LLC	20.29%	9,130
Nyrmac, LLC	17.51%	7,880
Yaakov Markowitz	17.51%	7,880
Mendy Wilenkin LLC	17.51%	7,880
Lynda Sharon Adler	15.21%	6,845
OIC Nominees Limited	2.30%	1,035
Aroma LLC	2.22%	1,000
JBNA LLC	4.44%	2,000
John Sikura	1.00%	450
Scott Caruthers	1.00%	450
Alan Smith	1.00%	450

Totals	100.000%	45,000

EXHIBIT A

Form of Warrant

Certificate No. [__]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES  ACT  OF  1933  (THE  “ACT”)  AND  MAY  NOT  BE  OFFERED,  SOLD,  OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

WARRANT TO PURCHASE
COMMON STOCK OF

ALL WEST BANCORP

Issuance Date: March __, 2020
Initial Warrant Shares: ______

(Void after 5:00 p.m., Mountain Time
on March 31, 2028, or earlier as provided below)

This certifies that, for value received, [________________________________] or assigns (collectively, the “Holder”), is entitled to purchase from All West Bancorp, a Utah corporation (the “Company”), on the terms and subject to the conditions set forth herein, [______________________________________ (______________)] shares (the “Shares”) of the common stock of the Company (the “Common Stock”) at a price equal to the greater of $40.00 per share (such price, as adjusted from time to time pursuant to Section 6) or the per share valuation of the Bancorp’s stock as of the date hereof as determined by Bay Valuation Advisors, LLC) is hereafter referred to as the “Exercise Price”). The number of Shares to be received upon the exercise of this Warrant and payment of the Exercise Price is subject to adjustment from time-to-time as hereinafter set forth.

1. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time and from time to time from and after its issuance date, but prior to 5:00 p.m., Mountain Time, on March 31, 2028 (the “Expiration Date”), by presentation and surrender of this Warrant certificate (the “Warrant Certificate”) to the Company at its principal office (or at the office of its stock transfer agent, if any), with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in (i) cash, (ii) by cashier’s check, payable to the order of the Company, or (iii) by a written request to the Company that the number of Shares otherwise deliverable to Holder upon exercise of this Warrant, in whole or in part, having a Fair Market Value (as defined below), in the aggregate equal to the Exercise Price, be accepted in payment of the Exercise Price. Upon receipt by the Company of this Warrant Certificate at its office (or at the office of its stock transfer agent, if any) in proper form for exercise and accompanied by payment as herein provided, the Company shall promptly issue and cause to be delivered to the Holder a certificate, issued in the name of the Holder, for the full number of Shares so purchased, together with cash in respect of any fractional shares, calculated as provided in Section 3 below. Upon proper exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, whether or not the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not have been delivered to the Holder. All taxes, if any, applicable to such issuance shall be paid by the Holder upon exercise.

The Fair Market Value of the Shares on the date of exercise of this Warrant shall, assuming that the Common Stock is then registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be deemed to be the closing sales price per share of the Company’s common stock (the “Common Stock”) on the primary exchange or electronic trading system on which shares of the Common Stock are listed or quoted on the date of such exercise or, if the Common Stock is not then registered under the Exchange Act, the book value of the shares of Common Stock as determined in good faith by a valuation expert engaged by the Board of Directors of the Company. In determining book value, the certified public accountant shall apply generally accepted accounting principles, practices and procedures consistently applied with prior periods in the preparation of the Company’s year-end statements of operations, after (a) eliminating goodwill and other items not in dispute, (b) creating a reserve for bad debts or increasing the existing reserve so as to equal the amount customarily set up in the past, and (c) adjusting the value of inventories shown on the last yearly audit report of the Company by the increase or decrease reflected in the books of the Company as of the date on which book value is determined. Whenever a payment of the Exercise Price requires delivery of a fractional share, the Holder shall accept the next lower whole number of Shares and a cash payment shall be made by the Company for any fractional share as provided for in Section 3 below.

2.           Reservation of Shares. The Company hereby covenants and agrees that, at all times during the period this Warrant is outstanding, it will reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock (or other securities into which the Shares may be convertible) as shall be required for issuance and delivery upon exercise of this Warrant. The number of shares of Common Stock that the Company shall initially reserve for issuance hereunder shall be the number of shares set forth above in the introductory paragraph. If it becomes necessary at any time to increase the number of reserved shares for issuance hereunder, the Board of Directors of the Company shall promptly increase the number of authorized and/or reserved shares to a number sufficient to provide for the number of shares that may be at that time issuable to the Holder as described above.

3.           Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay to the Holder cash equal to the product of such fraction multiplied by the then current Fair Market Value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be as determined in good faith by the Board of Directors of the Company.

 4.           Transfer, Exchange, Assignment, or Loss of Warrant.

(a)            This Warrant and the Shares may be assigned or transferred provided that such assignment or transfer is conducted in compliance with the Securities Act of 1933, as amended. Any purported transfer or assignment made other than in accordance with this paragraph 4(a) shall be null and void and of no force and effect.

(b)            Any assignment permitted hereunder may be in whole or in part and shall be made by surrender of this Warrant Certificate to the Company at its principal office with the Assignment Form annexed hereto duly executed. In such event the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form and this Warrant Certificate shall promptly be cancelled (and a new Warrant Certificate issued to the Holder if the assignment is in part).

(c)            Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and, in the case of loss, theft, or destruction, upon reasonably satisfactory indemnification, and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor and date, and any such lost, stolen, destroyed, or mutilated Warrant Certificate shall thereupon become void.

5.           Rights of the Holder. The Holder shall not, by virtue of ownership of this Warrant, be entitled to any rights as a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.            Adjustments. The Exercise Price and the number of Shares issuable upon the exercise of the Warrant shall be subject to adjustment from time-to-time as follows:

(a)           Recapitalization. In the event the Company should at any time or from time to time while this Warrant remains in force, effect a recapitalization of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of such shares, then thereafter, the number of Shares which the Holder of this Warrant shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock, by reason of such recapitalization, and the Exercise Price hereunder, per share, shall in the case of an increase in the number of shares be proportionally reduced, and in the case of a decrease in the number of shares, be proportionally increased.

(b)          Merger, Consolidation, Etc. In case of (1) any consolidation or merger of the Company with or into a company, where the Company is not the surviving entity, or (2) the conveyance of all or substantially all of the assets of the Company to another company, this Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Stock of the Company issuable upon exercise of the Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of the Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

7.          No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder of the Warrant against impairment.

8.           Notices Generally. Notices and other communications to be given to the Holder of the Warrant evidenced by this Warrant Certificate shall be delivered by hand or mailed, postage prepaid, to the registered Holder hereof, at the address set forth on the records of the Company, or such other address as the Holder shall have designated by written notice to the Company as provided herein. Notices or other communications to the Company shall be delivered by hand or mailed, postage prepaid, to the Company at 756 Winchester, 1st Floor, Murray, UT 84107, Attention: Javvis Jacobson, or such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

9.          Restrictive Legend. Unless and until otherwise permitted by this Section 9, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Shares issued upon exercise of any Warrant and each certificate for any Warrant Shares issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM, SUPPORTED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND THAT SUCH EXEMPTION IS APPLICABLE.”

10.          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within such State.

11.        Amendments; Waivers; Termination; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

IN WITNESS WHEREOF, the Company has executed this Warrant Certificate to be effective as of the 31st day of March, 2020.

All West Bancorp

By:
Kent Landvatter, President

Exhibit A

WARRANT CERTIFICATE
PURCHASE FORM

(to be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock (the “Common Stock”). The undersigned further herewith tenders payment for such Common Stock in the amount of $___________________ to “All West Bancorp”. The undersigned requests that a certificate for such Common Stock be registered in the name of __________________________, whose address is _____________________ ___________________________________. If such number of Common Stock is less than all of the Common Stock purchasable pursuant to the Warrant, the undersigned requests that a new Warrant representing the remaining percentage of the Common Stock be registered in the name of ______________________________, and that such new Warrant be delivered to ________________________________, whose address is
_______________________________ ________________________________________.

Dated: _________________________

Signature:
(signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

Exhibit B

WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to _________________ shares of Common Stock, unto:

Name of Assignee	Address	No. of Common Shares

The undersigned does also hereby irrevocably constitute and appoint ____________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED this ______ day of __________________________, 2020.

By: